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                                                                    EXHIBIT 10.3

                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of July 23, 2002, is by and among Intrac, Inc., a Nevada corporation (the "Company"); Isaac Nussen and George Weisz (jointly, the "Sellers") and Rosebury Investments, Ltd., as agent for each of the purchasers listed on Schedule A to this Agreement (individually, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS:

         A. The Purchasers desire to purchase shares of the Company's Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock"), from the Sellers on the terms and conditions set forth herein.

         B. The Sellers desire to sell the shares of Preferred Stock pursuant to this Agreement on the terms and subject to the conditions set forth herein.

         C. The Board of Directors of the Company is in favor of the acquisition of securities by the Purchasers and the related change in control which it believes will be beneficial to the Company.

         D. As a condition to the consummation of the acquisition of the Preferred Stock and Debentures, the Purchasers require that the Sellers and the Company make certain representations, warranties and covenants with respect to, among other things, the Company, its securities and its assets and liabilities.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Sellers and the Purchasers hereby agree as follows:

          1. Purchase of Shares. The Sellers hereby sell, convey and transfer to the Purchasers and the Purchasers hereby purchase from the Sellers the number of shares of Preferred Stock set forth beside the Purchaser's names on Schedule A hereto (the "Shares") in consideration for Seller's receipt of, in the aggregate, 300,000 shares of common stock of the Company (the "Purchase Price"), payable as more specifically described in Section 6(b).

           2. Closing. Subject to the terms of this Agreement, a closing shall occur on or before July 23, 2002, or on such other date as the parties shall, mutually agree (the "Closing").

          3. Deliveries by the Parties. In connection with the Closing:

              (a) Upon Closing, the Sellers shall deliver certificates representing the Shares registered in the name of the Purchasers or, if not registered in the name of the Purchasers, accompanied by stock powers transferring such shares to the Purchasers.

              (b) On the Issue Date (as defined herein), the Company will arrange to have certificates representing the Purchase Price delivered to the Sellers.

           4. Representations of the Purchasers. Each Purchaser acknowledges, represents and warrants as of the date hereof:

              (a) Receipt of Corporate Information. All requested publicly available documents, records and books pertaining to the Company and the offer and sale hereby of the Shares, including, without limitation, the Company's reports filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 (the `Exchange Act') (the reports and statements are collectively referred to herein as the "SEC Documents"), have been delivered to the Purchaser and/or the Purchaser's advisors, and all of the Purchaser's questions and requests for information have been answered to the Purchaser's satisfaction.

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              (b) Risks. The Purchaser acknowledges and understands that the purchase of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Purchaser may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and
(iii) in the event of a disposition, the Purchaser could sustain a complete loss of its entire investment. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company; has evaluated such merits and risks, including risks particular to the Purchaser's situation; and the Purchaser has determined that this investment is suitable for the Purchaser. The Purchaser has adequate financial resources and can bear a complete loss of the Purchaser's investment.

              (c) Investment Intent. The Shares being purchased hereunder are being acquired for the Purchaser's own account with no intention of distributing such Shares to others. The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute for the Purchaser the Shares being purchased hereunder or any interest therein. The Purchaser is presently not engaged, nor does the Purchaser plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares being purchased hereunder or any interest therein.

              (d) Compliance with Federal and State Securities Laws. The Purchaser understands that the Shares being offered and sold hereunder have not been registered under the Securities Act. The Purchaser understands that the Shares being offered and sold hereunder must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Purchaser understands that its right to transfer the Shares being purchased hereunder will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Purchaser realizes that it may not be able to sell or dispose of the Shares being purchased hereunder, as there may be no public or other market for them. The Purchaser understands that certificates evidencing the Shares being purchased hereunder shall bear a legend substantially as follows:

           The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration Linder the Securities Act of 1933, as amended, and any applicable state law, or (2) an opinion (reasonably satisfactory to the Company) of counsel that registration is not required.

         (e) Corporate Authority and Enforceability. The Purchaser (1) has the requisite corporate power and authority to execute, deliver and perform this Agreement and to incur the obligations herein and therein and (2) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby. This Agreement is a valid and binding obligation of the Purchase enforceable in accordance with its tern s, except as enforceability is limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar law affecting creditors' rights generally, or (B) generally principles of equity, whether considered in a proceeding in equity or at law; or
(C) applicable laws and court decisions which may limit or render unenforceable certain terms and provisions contained therein, but which in our opinion do not substantially interfere with the practical realization of the benefits thereof, except of the economic consequences of any procedural delay which may be imposed by, relate to or results from such laws and court decisions.

         (f) Noncontravention. This Agreement constitutes a valid and legally binding obligation of the Purchaser and neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to the Purchaser or any contract, commitment, agreement or restriction of any kind to which the Purchaser is a party or by which its assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to the Purchaser.

         (g) Approval. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation of the transactions described herein except pursuant to the Securities Act.

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         (h) Brokers and Finders. The Purchaser has not retained any investment banker, broker or finder in connection with the purchase of the Shares.

        5. Representation and Warranties of the Company and the Sellers. Each of the Company and each of the Sellers, jointly and severally, hereby represents and warrants to the Purchasers as follows:

         (a) Corporate Organization. The Company (1) is a corporation duly organized, validly existing and in good standing under tile laws of the jurisdiction of its incorporation, (2) has the corporate power to carry on its business as now conducted, except where such failure would not have a material adverse effect on the Company, its operations or financial condition (a "Material Adverse Effect"`), and (3) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where such authorization is required, except where such failure would not have a Material Adverse Effect.

         (b) Corporate Authority and Enforceability. The Company (1) has the requisite corporate power and authority to execute, deliver and perform this Agreement and to incur the obligations herein and therein and (2) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby. This Agreement is a valid and binding obligation of the Company and each of the Sellers enforceable in accordance with its terms, except as enforceability is limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar law affecting creditors' rights generally, or (B) general principles of equity, whether considered in a proceeding in equity or at law; or (C) applicable laws and court decisions which may limit or render unenforceable certain ten-t-is and provisions contained therein, but which in our opinion do not substantially interfere with the practical realization of the benefits thereof, except for the economic consequences of any procedural delay which may be imposed by, relate to or result from such laws and court decisions.

         (c) Capitalization. Immediately prior to the Closing. the authorized capital of the Company consisted of 500,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 99,988 shares of Common Stock are outstanding, and 5,000,000 shares of Preferred Stock, par value $.001 par value ("Preferred Stock") of which 1,000,000 shares are designated as Series A Convertible Preferred Stock and 200,000 shares of which are issued and outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws. The Company has also issued and outstanding the Debentures with a face value of $295,874. Except as contemplated by this Agreement and pursuant to the Series A Preferred Stock and the Debentures, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements to purchase or otherwise -acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), and (ii) no preemptive rights or lights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including the Shares. No shares of Common Stock are subject to any shareholders' agreement, voting trust agreement or similar arrangement or understanding. The Company has no outstanding bonds, debentures, note or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

         (d) Validity of Shares. Each of the issuances of the Company's securities has been duly authorized, and the securities were validly issued and are fully paid and nonassessable.

         (e) Brokers and-Finders. Neither the Company nor any Seller has retained any investment banker, broker or finder in connection with the sale of the Shares.

         (f) Operating Business Subsidiaries. The Company currently has no operating business, no assets and, with the exception of the Debentures, no liabilities. As of the Closing, the Company has no subsidiaries and does not otherwise directly or indirectly control any other business entity.

          (g) No Conflict; Required Filings and Consents.

             (i) The execution and delivery of this Agreement by the Company and the Sellers does not, and the consummation by the Company of the transactions contemplated hereby will not, (1) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company,
(2) conflict with or violate any Jaw, rule, regulation, order, judgment or decree ("Legal Requirement") applicable to the Company or by which any property or asset of the Company is bound or affected, or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit -under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a hen or other encumbrance an any property or asset of the Company pursuant to, any Company Material Contract (as defined below), except, in the case of clauses (2) and (3), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse Effect.

             (ii) The execution and delivery of this Agreement by the Company and the Sellers does not, and the performance of this Agreement and the consummation by the Company and the Sellers of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Body (as defined below) except for applicable requirements, if any, of the Exchange Act, or any state securities or "blue sky" laws ("`Blue Sky Laws'). For purposes of this Agreement "Governmental Body" shall mean any. (1) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(2) federal, state, local, municipal, foreign or other government; or (3) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

         (h) Compliance. The Company is not in conflict with, or in default or violation of (i) any Legal Requirement applicable to the Company or by which any property or asset of the Company is bound or affected, or (il) any note, bond, mortgage, indenture, contract agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, which violation or default could reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement which violation or failure to comply could reasonably be expected to have a Material Adverse Effect. The Company has obtained all licenses, permits, and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, except where such failure could not reasonably expected to have a Material Adverse Effect.

         (i) Financial Statements. Each of the balance sheets of the Company disclosed in the SEC Documents fairly presents, in all material respects, the financial position of the Company as of its date, and each of the statements of income, retained earnings and cash flows of the Company presented to the Purchasers (including any related notes and schedules) fairly presents, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the period involved, except as may be noted therein.

         (j) Litigation. There are no claims, actions, suits, investigations, inquiries or proceedings pending against the Company or, to the knowledge of the Company and the Sellers, threatened against the Company, or any officer, director, employee or agent thereof in his or her capacity as such, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

         (k) Absence of Certain Changes. As of the Closing, there has not been
(i) any event, occurrence, fact, condition, change, development or effect that would reasonably be expected to have a Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Company) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company; (iii) any return of any capital or other distribution of assets to shareholders of the Company, (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; (v) any other action or agreement `or undertaking by the Company that, if taken or done on or after the Closing would reasonably be expected to have a Material Adverse Effect or (vi) any material change in its accounting principles, practices or methods. There is no fact known to the Company or the Sellers that has not been publicly disclosed in writing by the Sellers or the Company to the Purchasers which could reasonably be expected to have a Material Adverse Effect on the Company.

         (l) Taxes. The Company has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects. As used in this Section, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

         (m) Disclosure. No representation or warranty of the Company and the Sellers herein contains or will contain any untrue statement of a material fact or omits or will omit to state. a material fact necessary in order to make the statements contained herein or therein not misleading. The information furnished by the Sellers and the Company to Purchasers for purpose of or in connection with this Agreement or any transaction contemplated hereby, does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        6. Post Closing Covenants.

         (a) Reports and Information. The Sellers shall cooperate with the Company and the Purchasers in supplying such information as may be reasonably requested to complete and file any information reporting forms presently or hereafter required by the SEC (i) as a condition to the availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Shares, (ii) in connection with the Company's filing obligations with the SEC under Section 13 or Section 15(d) of the Exchange Act, or (iii) for any other reason.

         (b) The Shares and Restrictions on Resale. The Shares are issuable by the Purchasers upon the conversion of the Debentures. The Debentures will be converted and the Shares will be issued on the earlier of (i) consummation of a merger between the Company and an operating entity to be identified by the Purchasers (the "Merger") and (ii) 90 days from the date of the Closing (the "Issue Date). With respect to the Shares, Sellers agree to the following restrictions on resale. With respect to 100,000 Shares, the Sellers will agree that for the first eight weeks from the Issue Date, on any given day, the Sellers will sell only such number of Shares that does not exceed 2% of the average daily trading volume for the previous day. Moreover, the Sellers will not sell any shares unless the average daily trading volume is greater than 500,000. After the first eight weeks and until three months from the Issue Date, Sellers will agree to sell only such number of shares that does not exceed 2% of the average daily trading volume for the previous day, without any minimum limitation. Thereafter, there will be no volume limitations on Sellers' ability to sell. Sellers will agree that after the registration statement has been declared effective. during any 30 day period, Sellers will sell only such number of shares that does not exceed 2% of the average monthly trading volume for the previous day.

        7. Registration Rights.

         (a) Piggy-Back Registration Rights. With respect to 200,000 of the Shares, if any time following the Closing the Company shall prepare and file one or more registration statements under the Securities Act, the Company will include in such registration statement such information as is required to register the re-sale of 200,000 Shares owned by the Sellers (the "Registrable Securities"). In the event of such a registration, the Company shall furnish the Sellers with not less than 20 days' written notice prior to the proposed date of filing of such registration statement. The Company shall bear all expenses, incurred in the preparation and filing of such registration statements or post-effective amendment (and related state registrations, to the extent permitted by applicable law) and the furnishing of copies of the preliminary and final prospectus thereof to the Sellers, other than expenses of the Sellers' counsel., and other than sales commissions or transfer taxes incurred by the then Purchasers with respect to the sale of such securities.

         (b) Demand Registration Rights. Notwithstanding the foregoing, if a registration statement has not been filed six months from the Issue Date, Sellers will have demand registration rights and may demand that a registration statement be filed within 30 days of the date of such demand. The Company shall bear all expenses and use its best efforts to respond to any comments of the SEC to declare the registration statement effective.

        8.  Indemnification.

         (a) Indemnification by the Company and the Sellers. Each of the Company and each of the Sellers, jointly and severally, hereby agrees to indemnify and hold harmless the Purchasers and any director, officer or employee of the Purchasers against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys' fees and expenses incurred in connection therewith (collectively, "Loss'), arising out of, based upon or resulting from a material breach by the

Company or the Sellers of any representation or warranty of the Company or the Sellers contained herein or the failure of the Company to perform any covenant made herein.

         (b) Indemnification by the Purchasers. The Purchasers, jointly and severally, agree to indemnify and hold the Company and its subsidiaries, affiliates, directors, officers, employees and agents (collectively, the "Company Indemnitees") and the Sellers harmless from, and to reimburse each of the Company Indemnitees and the Sellers for, on an after-tax basis, any Loss from (i) any material inaccuracy in or any breach of any representation or warranty of the Purchasers contained in this Agreement, certificate or other written instrument or document delivered by the Purchasers pursuant hereto or
(ii) any breach of any of the covenants, agreements or undertakings of the Purchasers contained in or made pursuant to this Agreement.

         (c) Procedure for Indemnification. As soon as reasonably practicable after receipt by a party indemnified pursuant to this Agreement (an "Indemnified Party') of notice of any Loss in respect of which a party providing indemnification (an "Indemnifying Party") may be liable under this Section, the Indemnified Party shall give notice thereof to the Indemnifying Party. The Indemnified Party may, at its option, claim indemnity under this Section as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as counsel for such Indemnified Party shall in good faith determine that such claim is not frivolous and that such Indemnified Party may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party's option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Indemnifying Party and the Indemnified Party, and to settle or otherwise dispose of the same; provided however that the Indemnified Party may at times participate in such defense at the Indemnified Party `s expense; and provided, further that the Indemnifying Party shall not, in defense of any such claim, consent to the entry of any judgment or enter into any settlement (1) that does not include as an unconditional term thereof of the giving by the claimant or plaintiff in question to the Indemnified Party and its subsidiaries of a release of all liabilities in respect of such claims, or (2) that provides for injunctive or other non-monetary relief affecting the Indemnified Party. If the Indemnifying Party does not promptly assume the defense of such claim irrespective of whether such inability is due to the inability of the Indemnified Party and the Indemnifying Party to mutually agree as to the choice of counsel, or if, under applicable standards of professional conduct, a conflict or potential conflicts of interest exists between the Indemnified Party and the Indemnifying Party, then the Indemnified Party may assume such defense and be entitled to indemnification and prompt reimbursement -from the Indemnifying Party for its costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses. Such fees and expenses shall be reimbursed to the Indemnified Party as soon as practicable after submission of invoices to the Indemnifying Party.

        9. Notices. All notices, reports and other communications to the Purchasers of the Company hereunder shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective persons and addresses specified below (or to such other persons or addresses as may be specified in writing to the other party):

If to the Purchasers, to:

                                    Peter Zachariou
                                    c/o Que Management, Inc.
                                    180 Varick Street, 13th Floor
                                    New York, New York 10014
                                    Phone No.: (212) 807-6994
                                    Fax No.: (212) 807-8999

With copies to:

                                    Linda C. Frazier, Esquire
                                    3600 North Federal Highway
                                    Third Floor
                                    Ft. Lauderdale, Florida 33308
                                    Phone No.: (954) 390-0100
                                    Fax No.: (954) 390-7991

If to the Sellers, to:

                                    Isaac Nussen
                                    George Weisz
                                    131 West 35h Street
                                    New York, New York 10001
                                    Phone No.: (212) 736-0880
                                    Fax No.: (212) 736-1190

With copies to:

                                    Mitch Nussbaurn, Esquire
                                    Loeb & Loeb LLP
                                    345 Park Avenue.
                                    New York, New York 10154-0037
                                    Phone No.: (212) 407-4159
                                    Fax No.: (212) 407-4990

If to the Company, to:

                                    Intrac, Inc.
                                    131 West 35h Street
                                    New York, New York 10001
                                    Phone No.: (212) 736-0880
                                    Fax No.: (212) 736-1190

With copies to:                     Mitch Nussbaum, Esquire
                                    Loeb & Loeb LLP
                                    345 Park Avenue.
                                    NewYork,NewYork 10154-0037
                                    Phone No-: (212) 407-4159
                                    Fax No.: (212) 407-4990

Any notice or communication given in conformity with this Section shall be deemed to be effective when received by the addressee if delivered by hand or overnight courier and three days after mailing, if mailed with such mailing to be accompanied by a simultaneous facsimile.

        10. No Implied Waivers, Rights Cumulative. No failure on the part of the Purchasers or the Company to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

        11. Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withhold or delayed.

        12. Amendments. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision(s) intended to be amended, modified, waived, terminated or discharged and signed by the Purchasers and the Company, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Purchasers and the Company.

        13. Survival of Representations and Warranties. Notwithstanding any right of either party to fully investigate the affairs of the other, each party has the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company and the Purchasers shall survive the execution and delivery of this Agreement and the Closing hereunder.

        14. Integration. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof, No other representations, statements or warranties have been made, other than what is written herein.

        15. Attorneys' Fees. Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred in the enforcement of this Agreement, shall be paid to the prevailing party by the non-prevailing party, upon demand.

        16. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

        17. Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

        18. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

        19. Governing Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of New York.

        20. Counterparts. This Agreement may be executed in one or more counterparts, all of which may be considered one and the same agreement and each of which shall be deemed an original. Notwithstanding anything contained herein to the contrary, it is expressly agreed that the Closing may occur with facsimile signatures on all documents (with the exception of stock powers); provided original signature pages will follow within five business days of the Closing

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first written above.

                                            THE COMPANY:

                                            INTRAC, INC., a Nevada corporation

                                            By:

                                            THE SELLERS:

                                            Isaac Nussen

                                            George Weisz

                                            THE PURCHASERS:

                                            ROSEBURY INVESTMENTS, LTD., Agent

                                            By:
                                            Name:
                                            Title:

SCHEDULE A

List of Purchasers

Purchaser                                  No. of Shares Purchased
--------------------------------           -----------------------